UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

AMASS BRANDS INC
(Exact name of registrant as specified in its charter)

Delaware	001-43286	81-5227282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 E Stowell Road Santa Maria, CA	93454
(Address of principal executive offices)	(Zip Code)

(909) 293-8571
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	AMSS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On May 19, 2026, AMASS Brands Inc (the “
Company
”) filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock (the “
Certificate of Designation
”). The Certificate of Designation provides for the creation of 35,000 authorized shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (the “
Series C Preferred Stock
”).

The Series C Preferred Stock ranks senior to all other shares of capital stock of the Company with respect to dividends, distributions and payments upon liquidation, dissolution and winding up. Without the prior express written consent of holders of at least a majority of the outstanding shares of Series C Preferred Stock (the “
Required Holders
”), the Company may not authorize or issue any shares of capital stock that are senior to or on parity with the Series C Preferred Stock with respect to such preferences.

Each share of Series C Preferred Stock accrues a preferred return on its stated value at a rate of 2% per quarter (the “
Preferred Return
”), compounding daily and payable on a quarterly basis within five trading days following the end of each calendar quarter, in cash or through the issuance of additional shares of Series C Preferred Stock, at the Company’s election. Following an Event of Default (as defined in the Certificate of Designation), the Preferred Return increases to 18% per annum simple interest. The Series C Preferred Stock does not participate in any dividends, distributions or payments to holders of the common stock of the Company, par value $0.0001 per share (“
Common Stock
”).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in the Certificate of Designation), each share of Series C Preferred Stock is entitled to receive, prior to any payment to holders of Common Stock, an amount equal to the stated value plus any accrued and unpaid Preferred Return. A Deemed Liquidation Event includes (i) a merger or consolidation in which the stockholders of the Company do not continue to hold a majority of the voting power of the Company or any successor entity, or (ii) the sale, lease, transfer, exclusive license or other disposition of all or substantially all the assets of the Company and its subsidiaries.

Holders of Series C Preferred Stock may convert their shares into fully paid and non-assessable shares of Common Stock at any time following the applicable issuance date, at a conversion price equal to the Fixed Price (as defined in the Certificate of Designation) prior to the occurrence of a Trigger Event or Event of Default, and thereafter at the lesser of the Fixed Price and the Market Price (as defined in the Certificate of Designation). The number of shares of Common Stock issuable upon conversion is determined by dividing the applicable conversion amount (the number of shares being converted multiplied by the then-current stated value) by the applicable conversion price. Notwithstanding the foregoing, the Company may not effect any conversion that would cause a holder, together with its affiliates, to beneficially own in excess of 9.99% of the outstanding shares of Common Stock (the “
Maximum Percentage
”). The Maximum Percentage is enforceable, unconditional and non-waivable and applies to all affiliates and assigns of each holder.

If the Company fails to deliver conversion shares by the applicable delivery date, a late fee equal to 1% of the applicable conversion share value (rounded to the nearest multiple of $100.00, with a floor of $500.00) per day will accrue until delivery is made, subject to a cap of 200% of the applicable conversion share value per conversion. On up to three occasions, the Company will have fiv
e
t
rading
d
ays to d
eliver conversion shares without incurring any late fees.

Other than as set forth in the Certificate of Designation with respect to amendments, the Series C Preferred Stock has no voting rights and does not vote on any matter submitted to the holders of Common Stock. The Company may not amend or repeal the Certificate of Designation without the prior written consent of holders of a majority of the then outstanding shares of Series C Preferred Stock, voting separately as a single class.

2

The Certificate of Designation contains certain covenants that remain in effect until no shares of Series C Preferred Stock remain outstanding, including, among others, that the Company will (i) timely file all reports required to be filed with the SEC, (ii) maintain listing of the Common Stock on NYSE, NYSE American or Nasdaq, (iii) not issue any new shares of Series C Preferred Stock (other than in connection with payment of the Preferred Return) or increase or decrease the authorized shares of Common Stock or Series C Preferred Stock without the prior written consent of the Required Holders, (iv) not make any Restricted Issuance (as defined in the Certificate of Designation) without the Required Holders’ prior written consent, (v) not pledge or grant a security interest in any of its assets without the Required Holders’ prior written consent, (vi) not dispose of any assets or operations with a value of more than $500,000 without the Required Holders’ prior written consent, (vii) not undertake or complete any reverse split (except in connection with satisfaction of a Nasdaq deficiency notice) without the Required Holders’ prior written consent, (viii) not create, authorize or issue any class of Preferred Stock without the Required Holders’ prior written consent, and (ix) not consummate a Fundamental Transaction (as defined in the Certificate of Designation) without the Required Holders’ prior written consent.

At any time after six months from the applicable issuance date, the Company may elect to redeem all or any portion of the outstanding shares of Series C Preferred Stock at a redemption price equal to 115% of the Series C Preferred Liquidation Amount (as defined in the Certificate of Designation) then applicable. For the avoidance of doubt, any redemptions made in connection with a Fundamental Transaction or Deemed Liquidation Event will be paid at such redemption price.

Upon the occurrence of an Event of Default (as defined in the Certificate of Designation), the stated value of the Series C Preferred Stock automatically increases by 15%, which increase may be applied up to three times for three separate Events of Default. In addition, upon an Event of Default, the Required Holders may force the Company to redeem all outstanding shares of Series C Preferred Stock for the stated value plus accrued and unpaid Preferred Return plus all other amounts due and payable under the Certificate of Designation.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On May 20, 2026, the Company issued a press release (the “
Press Release
”) announcing the closing of the direct listing of the Company’s
C
ommon
S
toc
k on the Nasdaq Global Market. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information, and Exhibits.

(c) Exhibits

3.1	Certificate of Designation
99.1	Press Release dated May 20, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2026

AMASS Brands Inc

By:	/s/ Mark T. Lynn
Mark T. Lynn
Chief Executive Officer
(Principal Executive Officer)

4